Exhibit 10.4(a)

Award Agreement

For Nonqualified Stock Options Granted Under the

Paragon 28, Inc. Omnibus Stock Option and Award Plan

[___________, 20__]

To ________________________

Paragon 28, Inc. (the “Corporation”) hereby grants you a Nonqualified Stock Option (the “Option”) to purchase shares of the Common Stock of the Corporation on the terms set forth in this Award Agreement and in the Paragon 28, Inc. Omnibus Stock Option and Award Plan (the “Plan”). The Option is not an Incentive Stock Option and therefore does not qualify for tax treatment under Section 422 of the Internal Revenue Code.

The Option is granted pursuant to the Plan. The Plan is administered by the Board of Directors of the Corporation (the “Board”). A copy of the Plan is enclosed with this Award Agreement. The definitions, terms and conditions of the Plan are incorporated herein by reference, and you should refer to the Plan for all defined terms and many conditions not set forth herein.

A. Option Shares. The Corporation hereby grants you, during the Option Period (as defined below), the Option to purchase from the Corporation a maximum of XXXXXX shares of the Common Stock of the Corporation at $XX.XX per share (the “Option Price”). The Option remains at all times subject to the terms and provisions of the Plan and this Award Agreement.

B. Vesting of Option. The Option shall vest as follows:

Vesting Event	No. of Vested Shares
December 31, 20[ ]	XXXXX
December 31, 20[ ]	XXXXX
Total	XXXXX

Upon your termination of employment with the Corporation, no further shares shall vest.

C. Option Period. The “Option Period” means the period commencing on the date hereof and terminating on the earlier of (i) 10 years after the date hereof or (ii) three months after your Termination of Service (unless the Corporation’s President agrees in writing to extend the Option Period). You may only exercise the vested portion of this Option. The vested portion of this Option may be exercised by you at any time prior to the expiration of the Option Period. This Option may not be exercised after the expiration of the Option Period and shall terminate and be of no force or effect upon the expiration of the Option Period.

D. Exercise of Option.

(1) The vested portion of this Option may be exercised during the Option Period by written notice to the Corporation at its office at 4B Inverness Ct. E., Suite 280, Englewood, CO 80112, Attention: President, or such other address to which the office may be relocated, which notice shall (i) be on the form provided by the Corporation (which form will contain, among other things, restrictions on your ability to transfer the shares) and signed by you, (ii) state the number of shares with respect to which the Option is being exercised, and (iii) contain such other representations and covenants as the Board may require. Payment in full of the Option Price of said shares shall be made at the time of the exercise of the Option in cash or by check payable to the order of the Corporation. As soon as practicable after the notice and the Option Price have been received by the Corporation, the Corporation shall deliver to you a stock certificate registered in your name representing the Option shares.

(2) As provided in Article X of the Plan, appropriate adjustments shall be made in the number of shares for which the Option is exercisable should there be a change in the capital structure of the Corporation or a merger, and the Board may take appropriate actions with respect to the Option in the event of such significant corporate transaction or merger.

(3) This Option is not transferable by you except by will or by the laws of descent and distribution; provided, however, any permitted transferee must agree in writing to be bound by the terms and conditions of this Award Agreement.

(4) By signing this Award Agreement, you agree to make arrangements satisfactory to the Corporation to comply with any income and payroll tax withholding requirements that may apply upon the exercise of the Option.

E. Incorporation of the Plan into this Award Agreement. By signing this Award Agreement, you specifically acknowledge that you have read the Plan and agree to be bound by its obligations and responsibilities. Specifically, you acknowledge that you are aware of the provisions providing for the Option Period, the manner in which the Option may be exercised and the termination of the Option.

F. No Rights as a Shareholder Until Exercise. Under the Plan, you shall not have any rights or privileges of a shareholder of the Corporation with respect to any shares of Common Stock of the Corporation which may be acquired upon the exercise of the Option, in whole or in part, prior to the date upon which the Option is actually exercised for such shares and the certificates representing such shares are issued.

G. Notice. Written notice is deemed to have been given to the Corporation upon the actual receipt by the Corporation’s President of the notice.

H. Tax Advice. You should consult with your tax advisors to determine the income tax implications of exercising the Option and the current holding periods required to obtain capital gains treatment after you receive your shares.

[Signatures on following page]

If you agree to the foregoing terms and conditions, please execute both copies of this Award Agreement and return one copy to the President of the Corporation.

Sincerely,

PARAGON 28, INC.

By:
Name:	Stephen M. Deitsch
Title:	Chief Financial Officer

Agreed to:

Sign Name:
Print Name:

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